Exhibit 10.5

AMENDMENT AND WAIVER OF STOCK PURCHASE AGREEMENT

AMENDMENT AND WAIVER (this “Amendment”), dated as of January 26, 2006, of the Stock Purchase Agreement (the “Agreement”), dated as of January 5, 2005, by and among ACE INA International Holdings, Ltd., a Delaware corporation, Century Indemnity Company, a Pennsylvania property and casualty insurance company and Randall & Quilter Investment Holdings Limited, a company incorporated in England and Wales. Capitalized terms used herein and not otherwise defined herein have the respective meanings given in the Agreement.

WITNESSETH :

WHEREAS, the parties desire to amend the Agreement in the manner set forth below;

WHEREAS, the parties each desire that Sellers waive certain of the conditions to their obligations under the Agreement; and

WHEREAS, the parties each desire that Purchaser make the representations and warranties set forth below.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and of the mutual benefits to be derived hereby, the parties agree as follows:

ARTICLE I

AMENDMENTS

1.1 Amendment of Section 1.1.

Section 1.1 of the Agreement is hereby amended by adding the following definition in alphabetical order:

“BRUK Guarantee Trust Account” has the meaning set forth in Section 5.4(d) of this Agreement.”

1.2 Addition of Section 4.1.10.

The Agreement is hereby amended by adding the following Section 4.1.10:

“4.1.10. ACE Reinsurance Agreement. AARe, as ceding company, and an Affiliate of ACE or other reinsurer with a financial strength rating of “A” or better from a third-party credit rating agency, as assuming company, shall have entered into a reinsurance agreement incorporating the terms of the reinsurance slip attached as Exhibit G hereto.”

1.3 Addition of Section 4.1.11.

The Agreement is hereby amended by adding the following Section 4.1.11:

“4.1.11. Purchaser Note. Purchaser shall have issued to AARe a promissory note substantially in the form attached as Exhibit H hereto.”

1.4 Amendment of Section 4.3.4.

Section 4.3.4 of the Agreement is hereby amended to read in its entirety as follows:

“4.3.4. BRUK Guarantee. If, prior to the Closing Date, Purchaser shall have received a definitive response from the ILU in respect of the offer made by Purchaser to the ILU pursuant to Section 5.4(d), either (i) ACE shall have been irrevocably and unconditionally released from its obligations and liabilities under the BRUK Guarantee or (ii) Purchaser shall have entered into an assignment, assumption and indemnity agreement with ACE pursuant to which Purchaser assumes ACE’s obligations and liabilities under the BRUK Guarantee and agrees to indemnify ACE for any and all amounts paid by ACE under the BRUK Guarantee. If, prior to the Closing Date, Purchaser shall not have received a definitive response from the ILU in respect of the offer made by Purchaser to the ILU pursuant to Section 5.4(d), Purchaser shall have provided Sellers with evidence reasonably satisfactory to Sellers that it has deposited $750,000 in immediately available funds into the BRUK Guarantee Trust Account in accordance with Section 5.4(d);”

1.5 Amendment of Section 5.4(d).

Section 5.4(d) of the Agreement is hereby amended to read in its entirety as follows:

“(d) In order to secure the irrevocable and unconditional release of ACE from all its obligations and liabilities under the BRUK Guarantee, Purchaser shall offer to the ILU either (i) to purchase third-party reinsurance from a reinsurer that is acceptable to ACE and that has a Standard & Poor’s financial strength rating of at least A+ with a limit of liability equal to the lower of (A) $10,000,000 and (B) an amount sufficient to cause the ILU to irrevocably release ACE from all its obligations and liabilities under the BRUK Guarantee or (ii) to replace ACE as the guarantor under the BRUK Guarantee with Purchaser or one if its Affiliates. If Purchaser elects to offer the second of such alternatives and it is rejected by the ILU, Purchaser shall use its best efforts to procure third party reinsurance on terms reasonably acceptable to Purchaser in order to offer the first of such alternatives to the ILU. If, prior to the Closing Date, Purchaser shall not have received a definitive response from the ILU in respect of the offer made by Purchaser to the ILU pursuant to this Section 5.4(d), at the Closing Purchaser will deposit $750,000 in immediately available funds into a trust account with a trustee and pursuant to a trust agreement, in each case reasonably satisfactory to Sellers (the “BRUK Guarantee Trust Account”). The funds held in the BRUK Guarantee Trust Account shall be released to Purchaser upon the occurrence of either (i) the irrevocable and unconditional release of ACE from its obligations and liabilities under the BRUK Guarantee or (ii) the entry by Purchaser into an assignment, assumption and indemnity agreement with ACE pursuant to which Purchaser assumes ACE’s obligations and liabilities under the BRUK Guarantee and agrees to indemnify ACE for any and all amounts paid by ACE under the BRUK Guarantee.”

1.6 Addition of Section 5.19.

The Agreement is hereby amended by adding the following Section 5.19:

“5.19 Payment of Distributions. Following the Closing and subject always to the requirements of the UK Companies Act 1985 (as amended), if any of Purchaser’s Affiliates or any Person acting on Purchaser’s or such Affiliates’ behalf receive any sums in respect of the capital stock or surplus of AARe or BRUK, whether such sums are received as a dividend, return of capital or other distribution on the capital stock of AARe or BRUK (but not, for the avoidance of doubt, sums received by the Purchaser in respect of service fees, group relief payments or other commercial intercompany charges) or as payment by a third party in consideration for its acquisition of any portion of the equity interest in AARe or BRUK, Purchaser or Purchaser’s Affiliates shall:

(a)	cause its Affiliates and/or any Person acting on its or their behalf to declare and pay sufficient and timely dividends, returns of capital or other distributions; and/or

(b)	take such other reasonable steps (and shall cause its Affiliates and/or any Person acting on its or their behalf to take such other reasonable steps) as may be lawfully available to it or them,

in each case, to enable Century or AII promptly to receive the amounts to which they are respectively entitled according to the rights attaching to the Preference A Share or the Preference B Share (as the case may be).”

1.7 Addition of Exhibit G.

The Agreement is hereby amended by adding an Exhibit G (Form of ACE Reinsurance Slip) in the form attached hereto as Annex 1.

1.8 Addition of Exhibit H.

The Agreement is hereby amended by adding an Exhibit H (Form of Purchaser Promissory Note) in the form attached hereto as Annex 2.

1.9 Amendment of Schedule B.

Schedule B to the Agreement (Sellers’ Disclosure Schedules) is hereby amended by replacing it in its entirety with Annex 3 hereto.

ARTICLE II

WAIVER OF CLOSING CONDITIONS

2.1 Waiver of Condition Contained in Section 4.3.5 and 4.3.6.

Each Seller hereby waives the condition to its obligation to sell such Seller’s Shares to Purchaser contained in (1) Section 4.3.5 of the Agreement and (2) Section 4.3.6 of the Agreement to the extent such condition relates to the Related Transaction.

ARTICLE III

PURCHASER REPRESENTATIONS AND WARRANTIES

3.1 Purchaser Representation and Warranty re Reserving Basis Knowledge. Purchaser hereby represents and warrants that, as of the date of this Amendment and based on the information provided in connection with the Transactions as of such date, it knows of no facts that would form the basis for a post-Closing assertion by Purchaser that any of the transactions undertaken in accordance with Section 4.1.5 of the Agreement were undertaken on a basis that is not consistent with the reserving basis applied by the relevant Acquired Company. Notwithstanding the foregoing and for the avoidance of doubt, this provision will not be deemed to constitute a waiver of the rights of the Purchaser under Section 5.18 of the Agreement.

3.2 Purchaser Representation and Warranty re Closing Balance Sheets. Purchaser hereby represents and warrants that, as of the date of this Amendment and based on the information provided in connection with the Transactions as of such date, it knows of no facts that would form the basis for a disagreement with Sellers in respect of the Closing Balance Sheets or the Closing Total Surpluses. Notwithstanding the foregoing and for the avoidance of doubt, this provision will not be deemed to constitute a waiver of the rights of the Purchaser under Article II of the Agreement.

ARTICLE IV

MISCELLANEOUS

4.1 Confirmation of Other Provisions. Except as modified hereunder, all other terms and provisions of the Agreement are hereby confirmed and ratified in all respects, and except as expressly set forth herein, no term or condition of the Agreement is waived hereby.

4.2 Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

4.3 Governing Law; Submission to Jurisdiction. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law, other than Section 5-1401 of the General Obligations Law of the State of New York. The parties each irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the County of New York over any suit, action or proceeding arising out of or relating to this Amendment. The parties each irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in any such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. Each party agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, as of the date first written above.

ACE INA INTERNATIONAL HOLDINGS, LTD.

By:
Name:
Title:

CENTURY INDEMNITY COMPANY

By:
Name:
Title:

RANDALL & QUILTER INVESTMENT HOLDINGS LIMITED

By:
Name:
Title:

Annex 1

[Reinsurance Slip]

Annex 2

[Form of Purchaser Promissory Note]

Annex 3

[Sellers Disclosure Schedules]